Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone: 612-492-7000

Fax: 612-492-7077

EXHIBIT 5.1

August 12, 2005

PW Eagle, Inc.

1550 Valley River Drive

Eugene, Oregon 97041

Re: EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

We are acting as corporate counsel to PW Eagle, Inc., a Minnesota corporation, (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”) of 699,716 shares of the Company’s common stock currently owned by selling shareholder of the Company (the “Shares”) which may be offered for sale by the selling shareholder (the “Selling Shareholder”).

In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

1.	The Company’s Amended and Restated Articles of Incorporation, as amended (“Articles”).

2.	The Company’s Amended and Restated Bylaws.

3.	Certain corporate resolutions of the Company’s Board of Directors pertaining to the issuance of the Shares and the Warrant Shares by the Company.

4.	The Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

1.	The Company’s Articles validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

2.	The Shares to be sold by the Selling Shareholder named in the Registration Statement are validly issued and outstanding, fully paid and nonassessable.

3.	Upon the delivery and payment therefor in accordance with the terms of the warrants, the Shares to be issued and sold by the Company will be validly issued and outstanding, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

FREDRIKSON & BYRON, P.A.

/s/ Melodie R. Rose, Esq.
Melodie R. Rose, Esq.